Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS
Turlington and Company, L.L.P.
Certified Public Accountants
     We hereby consent to the incorporation by reference of our report dated January 31, 2006, which appears on Pages 39 and 40 of this Form 10-K for LSB Bancshares, Inc. and subsidiaries for the year ended December 31, 2005.
     The audit referred to in the above mentioned reports also included the consolidated balance sheets of LSB Bancshares, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the three years in the three-year period ended December 31, 2005 listed in the accompanying indexes. In our opinion, such financial schedules present fairly the information required to be set forth therein.
Very truly yours,
Turlington and Company, L.L.P.
Lexington, North Carolina
January 31, 2006

509 East Center Street • Post Office Box 1697 • Lexington, NC 27293-1697
Office: 336-249-6856 — Facsimile: 336-248-8697
www.turlingtonandcompany.com

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